EXHIBIT 10.1

SYPRIS SOLUTIONS, INC.
AMENDMENT TO STOCK OPTION AGREEMENTS
TO ACCELERATE VESTING PERIODS
FOR CERTAIN “UNDERWATER” OPTIONS

THIS AMENDMENT (“Amendment”) to your Stock Option Agreements is made by and between Sypris Solutions, Inc. a Delaware corporation located at 101 Bullitt Lane, Suite 450, Louisville, KY (“Company”) and the undersigned Optionee, effective as of December 31, 2005.

1.
For Unvested Options with Option Prices above or equal to $9.98 (the “Accelerated Options”), the Vesting Periods are hereby amended to allow each such Accelerated Option to be exercised at any time after December 31, 2005, until its expiration under the terms of the Plan and your Agreements.

2.	“Option Price” means the price to be paid for Common Stock upon the exercise of an Unvested Option, as set forth in the Plan and your Agreements.

3.	“Plan” means the 2004 Sypris Equity Plan.

4.	“Stock Option Agreements” or the “Agreements” includes each of your stock option award agreements under the Plan.

5.	“Unvested Options” means only those unvested stock option grants made to you under the Plan which have not been exercised, forfeited or terminated as of December 31, 2005.

6.	“You” or “your” means the undersigned Optionee.

7.	All other capitalized terms herein shall have the meanings given to them in the Plan and the Agreements, whether capitalized in the Plan and the Agreements or not.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate to be effective as of the date first above written.

SYPRIS SOLUTIONS, INC.                            OPTIONEE

By _____________________                           _______________________
Jeffrey T. Gill
President & CEO                           _______________________
                                                                         (Printed Name)